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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2008
                                                          ---------------

                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

         Virginia                      1-5767                   54-0493875
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                      Identification No.)

                 9950 Mayland Drive
                 Richmond, Virginia                                23233
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (804) 486-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 14, 2008, Circuit City Stores, Inc. (the "Company") appointed James A. Marcum, who has served as a director of the Company since June 2008, as Vice Chairman of the Company, effective as of August 18, 2008. In this executive officer position, Mr. Marcum will play a key role in leading the efforts to accelerate the pace of the Company's turnaround. He will continue to serve as a director of the Company.

     The terms of Mr. Marcum's employment are set forth in an offer letter from the Company to Mr. Marcum dated August 8, 2008 (the "Offer Letter") and an employment agreement between the Company and Mr. Marcum, effective as of August 18, 2008 (the "Employment Agreement"). The following is a summary of Mr. Marcum's compensation, as provided in the Offer Letter and Employment Agreement:

    o    Initial base salary of $750,000 per year.

    o Eligibility to participate in a short-term incentive program under which he will receive a restricted stock grant for up to 100,000 shares of the Company's common stock in March 2009 following the achievement of certain milestones set by the Compensation and Personnel Committee of the Company's Board of Directors.

    o Eligibility to receive a non-qualified stock option grant of 600,000 shares of the Company's common stock, which will vest with respect to 200,000 shares on each of August 1, 2009, August 1, 2010 and August 1, 2011.

    o A one-time "sign-on" bonus of up to $250,000 to assist Mr. Marcum with travel and temporary living expenses.

     Mr. Marcum will also receive the other benefits that the Company provides to its executive officers, including a car allowance, participation in the Officer Evaluation Program, a financial planning allowance and eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies. He will be eligible to participate in the Company's short-term and long-term incentive programs for the 2010 fiscal year.

     The Employment Agreement is the form of agreement that the Company has with each of its other executive officers, the terms of which are disclosed in the Company's proxy statement for the 2008 annual meeting of shareholders, as filed with the Securities and Exchange Commission on May 29, 2008 (the "2008 Proxy Statement"). Similar to that agreement, the Employment Agreement contains provisions confirming Mr. Marcum's obligation to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment. In addition, the Employment Agreement addresses the procedure and severance benefits for various termination scenarios.

     Copies of the Offer Letter and the Employment Agreement are attached as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.

     Mr. Marcum's biographical information is included in the 2008 Proxy Statement under the heading "Election of Directors," which information is incorporated herein by reference. Mr. Marcum became a full-time employee of the Company as of August 18, 2008.


Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits.

         Exhibit No.           Description

         10.1 Offer letter from the Company to James A. Marcum dated August 8, 2008

         10.2 Employment Agreement by and between the Company and James A. Marcum, effective as of August 18, 2008



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CIRCUIT CITY STORES, INC.
                                                   (Registrant)



Date:  August 18, 2008                      By: /s/ Reginald D. Hedgebeth
                                                -------------------------------
                                                Reginald D. Hedgebeth
                                                Senior Vice President,
                                                General Counsel and Secretary




                                  EXHIBIT INDEX


 Exhibit No.           Description

 10.1                  Offer  letter from the  Company to James A. Marcum  dated
                       August 8, 2008

 10.2                  Employment Agreement by and between the Company and James
                       A. Marcum, effective as of August 18, 2008